Exhibit 10.1

                           POLICY STATEMENT CONCERNING
                               THE COMPENSATION OF
                                  DIRECTORS OF
                               YDI WIRELESS, INC.
                              WHO ARE NOT INSIDERS

                      As amended through: February 9, 2005

A.    Definitions.

      1. "Director" means any person who is a director of YDI Wireless, Inc. (the "Company").

      2. "Inside Director" means any person determined by the Board of Directors to be an employee or other insider of the Company who is also a director of the Company.

      3. "Policy Statement" means this Policy Statement Concerning the Compensation of Directors of YDI Wireless, Inc. who are not Insiders, as amended through February 9, 2005 and as may be amended in the future.

      4. "Reasonable and Customary Expenses" generally means those expenses consistent with the Company's Travel and Entertainment Policy and practices applied to executive management, or otherwise approved in advance, in writing, by the Compensation Committee and the Company's CEO.

B.    New Directors.

      Each person who shall become a Director of the Company on and after the date of this Policy Statement (other than an Inside Director) shall be granted a non-qualified stock option to purchase 50,000 shares of the Company's common stock at an exercise price per share equal to the fair market value of each such share on the date of grant.

C.    Annual Grant.

      On the date of the Company's annual meeting of stockholders each year beginning with the annual meeting occurring during 2005, each Director who is not an Inside Director and who shall continue to serve as a Director immediately following such annual meeting shall be granted a non-qualified stock option to purchase 15,000 shares of the Company's common stock at an exercise price per share equal to the fair market value of each such share on the date of grant; provided, however, that no Director shall receive a stock option under this Paragraph C who shall not have served as a Director for a period of at least one year as of the date of that annual meeting.

D.    Duration of Options.

      1. If any person to whom a non-qualified stock option has been granted in accordance with this Policy Statement ceases to be a Director, (a) no further vesting of any such non-qualified stock option will occur subsequent to the date that person ceases to be Director and (b) all non-qualified stock options granted to that person will terminate no later than on the date that is ninety days after such date.

      2. Notwithstanding anything in this Policy Statement to the contrary, all stock options granted in accordance with this Policy Statement shall, in all events, terminate and become null and void no later than ten (10) years after the date of grant of such option.


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E.    Vesting.

      Each stock option granted in accordance with Paragraph B of this Policy Statement will vest over a three (3) year period, vesting as to one-third (1/3) of all the shares of common stock subject to such stock option on the date of grant and as to an additional one-third (1/3) of all the shares of common stock subject to such stock option on each anniversary of the granting until such stock option is vested in full. In each case, the number of shares vesting on any given date shall be rounded down to the nearest whole number, with any fractional shares vesting on the last vesting date. Each stock option granted in accordance with Paragraph C of this Policy Statement will be vested in full upon grant.

F.    Adjustments.

      If the Company's outstanding common stock is changed into or exchanged for a different number or class of shares of stock of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then (i) the number and/or class of shares for which stock options shall be granted in the future under Paragraphs B and C above shall be proportionally adjusted, (ii) there shall be substituted for each such share of common stock then subject to stock options previously granted under this Policy Statement (and for each share reserved for issuance) the number and class of shares of common stock into which each outstanding share of common stock is so changed or exchanged, all without any change in the aggregate purchase price for the shares then subject to the previously issued stock options, and (iii) the vesting schedule set forth in Paragraph E above shall also be adjusted proportionately to reflect the impact of such reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation.

G.    Option Documentation.

      Each stock option granted in accordance with this Policy Statement will be evidenced by written documentation in such form as the Board of Directors or Compensation Committee thereof may from time to time approve. The stock options will be granted pursuant to one of the Company's stock plans and will be subject to the terms of the stock plan under which the stock option is granted.

H. Annual Retainer. For reasonable and customary levels of Board of Director activity, commencing February 9, 2005, each Director who is not an Inside
Director:

      1) shall be paid an annual retainer of $17,000 in quarterly installments in arrears for the period during which he or she actually served as a Director,

      2) serving as Chairperson of the Board of Directors shall be paid an additional annual retainer of $9,000 in quarterly installments in arrears for the period during which he or she actually served as Chairperson of the Board of Directors,

      3) serving as Chairperson of the Audit Committee of the Board of Directors shall be paid an additional annual retainer of $7,500 in quarterly installments in arrears for the period during which he or she actually served as Chairperson of the Audit Committee of the Board of Directors,

      4) serving as Chairperson of the Compensation Committee of the Board of Directors shall be paid an additional annual retainer of $2,000 in quarterly installments in arrears for the period during which he or she actually served as Chairperson of the Compensation Committee of the Board of Directors,

      5) serving as Chairperson of the Governance and Nominating Committee of the Board of Directors shall be paid an additional annual retainer of $1,000 in quarterly installments in arrears for the period during which he or she actually served as Chairperson of the Nominating Committee of the Board of Directors,


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      6)    serving as a member of the Audit Committee of the Board of Directors shall be paid an additional annual retainer of $4,000 in quarterly installments in arrears for the period during which he or she actually served as a member of the Audit Committee of the Board of Directors,

      7) serving as a member of the Compensation Committee of the Board of Directors shall be paid an additional annual retainer of $1,000 in quarterly installments in arrears for the period during which he or she actually served as a member of the Compensation Committee of the Board of Directors, and

      8) serving as a member of the Governance and Nominating Committee of the Board of Directors shall be paid an additional annual retainer of $500 in quarterly installments in arrears for the period during which he or she actually served as a member of Governance and Nominating Committee of the Board of Directors.

I.    Compensation for Attendance at Meetings.

      A Director shall not be entitled to any additional payment for attending a Board of Directors or committee meeting, whether held in-person or by telephonic means. The Company will, however reimburse Directors for actual, Reasonable and Customary Expenses incurred to attend Board of Directors and committee meetings that are held in person.

J.    Payment of Fees and Expenses.

      Reasonable and Customary Expenses incurred by a Director on behalf of the Company in addition to those set forth in Paragraph I above, such as, but not limited to, phone charges, postage, meetings with customers, investors, or auditors, etc., shall be reimbursed upon presentation of documentation and receipts. Amounts owing a Director for services rendered or expenses incurred shall be promptly paid, but in no event later than fifteen (15) days after the date that such amounts are due and payable.

K.    Other Consideration.

      At the discretion of the Board of Directors, Directors who are not Inside Directors, individually or collectively, may be periodically granted special additional consideration in cash or non-qualified stock options, in recognition of extraordinary demands, additional committee assignments, or other circumstances deserving of special consideration.

L.    No Contractual Rights.

      The terms of this Policy Statement may be altered at any time by the Board of Directors. This Policy Statement does not constitute a contract, and the terms of this Policy Statement do not create any binding obligations on the Company or enforceable rights of any Director.


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